Ex. 99.1

Universal Display Contact:

Darice Liu

investor@oled.com

media@oled.com

+1 609-964-5123

Samsung Display and Universal Display Corporation Enter into Long-Term OLED Agreements

Ewing, New Jersey – December 5, 2022 - Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today announced the signing of long-term OLED material supply and license agreements with Samsung Display Co., Ltd. (SDC), a global display manufacturing leader. These agreements affirm that Universal Display Corporation will continue to supply its proprietary UniversalPHOLED phosphorescent OLED materials and technology to Samsung Display for use in its OLED displays. The agreements are scheduled to run through December 31, 2027, and may be extended for an additional two-year period. Financial terms of the agreements have not been disclosed.

“We are pleased to announce the signing of these long-term agreements with Samsung Display, our partner for more than two decades,” said Steven V. Abramson, President and Chief Executive Officer of Universal Display Corporation. “Through our twenty-plus years of innovation and materials supply, our cooperation and collaboration with SDC has grown stronger and broader. As we enter new frontiers of the OLED revolution, we look forward to continuing to work hand-in-hand to support Samsung’s product roadmaps of advanced, inventive and beautiful OLED displays with our expanding portfolio of highly-efficient, high-performing proprietary OLED technologies and UniversalPHOLED materials.”

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in the research, development and commercialization of organic light emitting diode (OLED) technologies and materials for use in display and solid-state lighting applications. Founded in 1994 and with subsidiaries and offices around the world, the Company currently owns, exclusively licenses or has the sole right to sublicense more than 5,500 patents issued and pending worldwide. Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of energy-efficient and eco-friendly displays and solid-state lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance. In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training. To learn more about Universal Display Corporation, please visit https://oled.com/.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation. All other company, brand or product names may be trademarks or registered trademarks.

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All statements in this document that are not historical, such as those relating to the projected adoption, development and advancement of the Company’s technologies, and the Company’s expected results and future declaration of dividends, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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